For release on January 22, 2002

Contacts
Robert W. DeCook, CEO
        or
Vicki Hladik, Controller
(641)673-8328


               Horizon Financial Services Corporation Reports Net
                 Earnings for its Second Quarter of Fiscal 2002

Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $298,532 or $.39 per share, fully diluted, for the quarter ended December 31, 2001, compared to net earnings of $42,273 or $.05 per share, fully diluted, for the quarter ended December 31, 2000. For the first six months of fiscal 2002, the Bank reported net earnings of $540,362 or $0.71 per share, fully diluted, compared to net earnings of $206,465 or $0.25 per share, fully diluted. Book value of the company stock increased to $11.83 per share at December 31, 2001 compared to $11.24 at June 30, 2001.

The over 600 percent increase in net earnings for the quarter, as compared to the quarter ended December 31, 2000, is primarily attributable to increases in both net interest income and, to a lesser extent, non-interest income. Net interest income increased $242,600 to $853,200 for the current quarter as compared to $610,600 for the quarter ended December 31, 2000, largely as a result of reduced interest paid on deposits and FHLB advances. Also, provision for loan losses was $57,500 for the current quarter compared to $141,000 for the quarter ended December 31, 2000. Non-interest income increased $67,000 to $208,000 for the three month period ended December 31, 2001, as compared to $141,000 for the same quarter ended December 31, 2000 as a result of a $37,000 increase in fees, commissions, and service charges received on fee-based accounts and a $30,000 increase in gain on the sale of available-for-sale securities. Non-interest expense actually decreased slightly during the second quarter, falling to $553,000 from $560,000, while increasing slightly over the six months ended December 31, 2001 to $1.091 million from $1.087 million during the prior comparable period. "I am very pleased that both core earnings and non-interest income for this quarter improved to produce an annualized 13.6 percent return on equity," stated Robert DeCook, Chief Executive Officer.

At December 31, 2001, Horizon Financial Services Corporation had assets of $90.1 million, compared to $89.4 million at June 30, 2001, and stockholders' equity of $8.9 million, compared to $8.4 million at June 30, 2001. At December 31, 2001, total deposits stood at $73.8 million, compared to $69.9 million at June 30, 2001. Horizon Financial Services Corporation and its subsidiary, Horizon Federal, provide a wide range of financial products and services through three offices in two counties in southeast Iowa.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

                                                           December 31,         June 30,
                                                              2001                2001
                                                           ------------       ------------
Assets
------

(Unaudited)
Cash and cash equivalents                                  $  8,751,287       $  5,591,526
Securities available-for-sale                                12,090,925         15,525,117
Loans receivable, net                                        66,431,727         65,445,714
Real estate                                                     280,458            280,458
Stock in Federal Home Loan Bank, at cost                        480,100            480,100
Office property and equipment, net                            1,307,266          1,253,741
Accrued interest receivable                                     622,558            682,183
Deferred tax asset                                              103,299             85,550
Prepaid expenses and other assets                                66,085             71,499
                                                           ------------       ------------

        Total assets                                       $ 90,133,705       $ 89,415,888
                                                           ============       ============

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                   $ 73,823,446       $ 69,871,926
Advances from Federal Home Loan Bank                          6,581,233          9,592,627
Advance payments by borrowers for taxes and insurance           150,215            393,550
Accrued income taxes                                            245,989            191,603
Accrued expenses and other liabilities                          443,701            919,996
                                                           ------------       ------------

        Total liabilities                                    81,244,584         80,969,702
                                                           ------------       ------------

Stockholders' equity
--------------------

Preferred stock, $.01 par value, authorized 250,000
        shares, none issued                                          --                 --
Common stock, $.01 par value, 1,500,000 shares
        authorized, 1,046,198 issued                             10,462             10,462
Additional paid-in capital                                    5,022,511          5,022,511
Retained earnings, substantially restricted                   6,038,524          5,565,793
Treasury stock, at cost, 294,736 shares                      (2,129,894)        (2,129,894)
Accumulated other comprehensive loss                            (52,482)           (22,686)
                                                           ------------       ------------

        Total stockholders' equity                            8,889,121          8,446,186
                                                           ------------       ------------

Total liabilities and stockholders' equity                 $ 90,133,705       $ 89,415,888
                                                           ============       ============

See Notes to Consolidated Financial Statements.


                           HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                                   Consolidated Statements of Operations


                                                             Three Months                     Six Months
                                                          Ended December 31,               Ended December 31,
                                                         2001           2000              2001             2000
                                                         ----           ----              ----             ----
                                                              (Unaudited)                      (Unaudited)
Interest income:
Interest and fees on loans                           $ 1,356,282      $ 1,357,669      $ 2,720,649      $ 2,714,832
Interest on securities available-for-sale                182,702          231,876          388,369          489,015
Other interest income                                     27,421           18,487           64,885           36,360
                                                     -----------      -----------      -----------      -----------

Total interest income                                  1,566,405        1,608,032        3,173,903        3,240,207
                                                     -----------      -----------      -----------      -----------

Interest expense:
Interest on deposits                                     609,771          851,972        1,372,164        1,658,988
Interest on FHLB advances                                103,385          145,474          223,500          285,054
                                                     -----------      -----------      -----------      -----------

Total interest expense                                   713,156          997,446        1,595,664        1,944,042
                                                     -----------      -----------      -----------      -----------

Net interest income                                      853,249          610,586        1,578,239        1,296,165

Provision for losses on loans                             57,500          141,247           86,500          165,247
                                                     -----------      -----------      -----------      -----------

Net interest income after provision for
  losses on loans                                        795,749          469,339        1,491,739        1,130,918
                                                     -----------      -----------      -----------      -----------

Non-interest income:
Fees, commissions and service charges                    169,413          132,602          343,274          286,382
Gain (loss) on sale of securities, net                    38,331            8,144           67,965          (28,206)
                                                     -----------      -----------      -----------      -----------

Total non-interest income                                207,744          140,746          411,239          258,176
                                                     -----------      -----------      -----------      -----------

Non-interest expense:
Compensation, payroll taxes and
  employee benefits                                      309,999          275,379          606,244          573,947
Advertising                                               16,576           20,849           31,299           35,250
Office property and equipment                             64,150           73,990          129,567          158,775
Federal deposit insurance premiums                         8,590            8,156           17,323           16,049
Data processing services                                  46,319           44,035           90,511           86,750
Other real estate                                            359              873            7,440            3,319
Other                                                    106,568          136,330          208,632          212,839
                                                     -----------      -----------      -----------      -----------

Total non-interest expense                               552,561          559,612        1,091,016        1,086,929
                                                     -----------      -----------      -----------      -----------

Earnings before taxes on income                          450,932           50,473          811,962          302,165

Taxes on income                                          152,400            8,200          271,600           95,700
                                                     -----------      -----------      -----------      -----------

Net earnings                                         $   298,532      $    42,273      $   540,362      $   206,465
                                                     ===========      ===========      ===========      ===========

     Earnings per common share -
       Basic                                         $      0.40      $      0.05      $      0.72      $      0.25
       Diluted                                       $      0.39      $      0.05      $      0.71      $      0.25



See Notes to Consolidated Financial Statements.